UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2008

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)		60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On November 19, 2008, Aon Corporation (“Aon”) issued a press release (the “Aon Press Release”) announcing that it has obtained the antitrust, competition and regulatory approvals and consents so as to enable it to complete the acquisition of Benfield Group Limited (“Benfield”) by Aon Benfield (Bermuda) Ltd., an indirect wholly-owned subsidiary of Aon, that is to be effected by means of an amalgamation under the Bermuda Companies Act (the “Acquisition”).  Aon expects the Acquisition’s effective date to be November 28, 2008 (the “Effective Date”).

Also on November 19, 2008, Benfield issued a press release (the “Benfield Press Release”) confirming the expected Effective Date and announcing that it has applied to the UK Listing Authority for cancellation of trading in its common shares on the London Stock Exchange’s Main Market and for the cancellation of the listing of its common shares on the official list of the Financial Services Authority.  Benfield expects that the last day of trading in its common shares will be November 27, 2008 and that the delisting will take effect at 8:00 a.m. London time on the Effective Date.

The foregoing summary is qualified in its entirety by reference to the Aon Press Release and the Benfield Press Release, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

 Item 9.01.             Financial Statements and Exhibits.

(a) - (c)                 Not applicable.

(d)         Exhibits:

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Aon Corporation on November 19, 2008.
99.2	Press Release issued by Benfield Group Limited on November 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon Corporation

By:	/s/ Richard E. Barry
Richard E. Barry
Vice President

Date: November 19, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Aon Corporation on November 19, 2008.
99.2	Press Release issued by Benfield Group Limited on November 19, 2008.